SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: February 25, 2008

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 704-868-5200

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On February 25, 2008, the Board of Directors of Citizens South Bank appointed Executive Vice President Daniel M. Boyd, IV as Chief Operating Officer of the Bank. Mr. Boyd is 46 years old and has served as Executive Vice President of Citizens South Bank since September 2002. Prior to being appointed Chief Operating Officer, Mr. Boyd served as Group President for Commercial Banking. Mr. Boyd has no transactions that would be disclosed under item 404(a) of SEC Regulation S-K. Mr. Boyd is a party to a Change of Control Agreement, Salary Continuation Agreement, and Split Dollar Agreement with the Bank as described in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders filed with the SEC on April 20, 2007.

Also, on February 25, 2008, the Board of Directors also appointed Senior Vice President Ira M. (Don) Flowe, Jr. as Commercial Banking Group Manager and Senior Vice President Patricia T. Kahle as Retail Banking Group Manager. The text of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated Fevruary 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: February 29, 2008	By:	/s/ Kim S. Price
Kim S. Price President and Chief Executive Officer

By:	/s/ Gary F. Hoskins
Gary F. Hoskins Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated February 27, 2008